Exhibit 99.2

High Roller Announces Appointment of Jake Francis as Chief Operating Officer

Las Vegas, Nevada, November 12, 2025 – High Roller Technologies (“High Roller” and the “Company”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller, Fruta, and Kassuuu, today announced the appointment of Jake Francis as Chief Operating Officer, effective immediately, replacing Emily Micallef who moves into an advisory role.

“On behalf of the entire High Roller organization, it is my privilege to thank Emily for her leadership and dedication during her tenure as COO and Chief of Staff,” commented Seth Young, Chief Executive Officer at High Roller. “We wish Emily great success in her future endeavors.”

“We’re thrilled to welcome Jake to the team,” said Young. “Jake brings nearly two decades of technical, regulatory, and operational experience to our leadership team. I have no doubt that Jake’s experience, passion, and work ethic will have an immediate and highly positive impact on our organization.”

Prior to joining High Roller, Francis served as Senior Vice President of Operations for BlueBet, Senior Director, Operations at Penn Entertainment, Director of Internet Gaming Compliance at Hard Rock, and worked in risk management at NYX Gaming Group. Jake started his career in 2007 as a regulator, working as Auditor, Bureau of Gaming Operations, at the Pennsylvania Gaming Control Board.

Jake holds a M.B.A. in Business Strategy from the Fox School of Business at Temple University, a B.S. in Marketing from Lehigh University, and is a Certified Six Sigma Black Belt (CSSBB).

Commenting on his new role, Francis said, “I’m honored to join High Roller at such an impactful time in the company’s journey. The company has a strong foundation that I’m excited to continue building upon, and I look forward to doing my part to ensure that we are delivering both world-class experiences for our players, and sustainable value for our shareholders.”

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller, Fruta, and Kassuuu, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039